Exhibit 99.4
September 10, 2008
[Name]
[Company]
[Address1]
[Address2]
[City, State, Zip]
Dear [First Name]:
We wanted to let you know personally that today we announced that Microsoft Corporation, in connection with its agreement to acquire Greenfield Online, as announced on August 29, 2008, has signed an agreement to sell the Greenfield Online Internet survey solutions (ISS) business to ZM Surveys LLC, an entity affiliated with ZM Capital, L.P. (“ZM Capital”), a private equity investment partnership focused on entertainment and media investments.
This transaction is another positive step in the growth and evolution of the ISS business as we believe ZM Capital has the right combination of domain experience and resources to help Greenfield Online’s ISS business develop new products and services to help us become an even better partner to our clients around the world.
ZM Capital is very excited about the opportunity to acquire and grow the Greenfield Online ISS business going forward. ZM Capital has advised us that it intends to keep the Greenfield Online ISS business a stand alone, independent service provider and currently has no plans to integrate or merge ISS with any other company. Microsoft’s sale of the ISS business and the merger of Greenfield Online and Microsoft are expected to close simultaneously in the fourth quarter of 2008.
In the meantime, you can operate as you always have with Greenfield Online-Ciao Surveys, and we will go about our business in the way our clients have come to expect: with a total commitment to providing the highest quality data and service.
We have attached the release we have sent to the press with information about the merger. If you have any questions, please feel free to contact any of us directly, or if you prefer, call your Account Manager. We will answer what we can, and we will update you with new information as soon as it becomes publicly available.
Thank you for your business.
Sincerely,

Albert Angrisani	Keith Price
President and Chief Executive Officer	Executive Vice President, Sales and Operations
Greenfield Online, Inc.	Greenfield Online, Inc

Alberto Abisso, Managing Director	Richard Thornton, Managing Director
Ciao Suveys, GmbH	Ciao Surveys, GmbH

Additional information and where to find it
Advisory and Important Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. At the time the subsidiary of Microsoft commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Greenfield Online will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer.
Advisors disclaimer
Deutsche Bank Securities Inc., acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Greenfield Online. Perkins Coie LLP acted as legal advisor to Microsoft. The transaction will be financed by cash on hand at Microsoft.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this presentation about our expectation of future events or results constitute forward-looking statements. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.